Exhibit (n)(2)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Mark Gatto, Michael A. Reisner and Keith S. Franz, with full power to act without the other, as his or her true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, in any and all capacities, for the purpose of executing in his or her name, in his or her capacity as a director and/or executive officer of CĪON Investment Corporation, the shelf registration statement on Form N-2 and to file the same, with all exhibits thereto and other documents in connection therewith, including any and all post-effective amendments thereto, with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument, and may be executed by facsimile, PDF or electronic signature.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 4th day of April, 2024.

Signature	Title

/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer and Director (Principal Executive Officer)

/s/ Keith S. Franz Keith S. Franz	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Robert A. Breakstone Robert A. Breakstone	Director

/s/ Catherine K. Choi Catherine K. Choi	Director

/s/ Edward J. Estrada Edward J. Estrada	Director

/s/ Peter I. Finlay Peter I. Finlay	Director

/s/ Earl V. Hedin Earl V. Hedin	Director

/s/ Aron I. Schwartz Aron I. Schwartz	Director